NEWS RELEASE
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NEWS FOR RELEASE:  IMMEDIATE

        RAMTRON ANNOUNCES RESULTS OF SPECIAL STOCKHOLDERS MEETING

COLORADO SPRINGS, CO, July 20, 1999 - Ramtron International Corporation (Nasdaq: RMTRC) announced today that the Company's common stockholders have voted at a special stockholders meeting to approve the proposals to effect a restructuring of the capitalization of the Company. The restructuring, which includes a one-for-five reverse stock split, is contingent upon the Company reaching a formal agreement with the Company's preferred stockholders to restate the terms of the Company's Series A Convertible Preferred Stock ("Preferred"). In April 1999, Ramtron announced that it had received a Letter of Intent from a majority of its Preferred stockholders supporting a restatement of the terms of the Company's Preferred. The Company is currently planning to finalize the restructuring agreements and effect the reverse stock split at the earliest feasible date.

For additional information regarding Ramtron, contact Communications Department, 1850 Ramtron Drive, Colorado Springs, Colorado, USA, 80921.
Telephone: 800-545-FRAM (3726); fax 719-488-9095; e-mail info@ramtron.com; Web page http://www.ramtron.com.